POWER OF ATTORNEY

         We, the undersigned officers and directors of Chesapeake Energy Corporation (hereinafter, the "Company"), hereby severally constitute Aubrey K. McClendon, Tom L. Ward and Marcus C. Rowland, and each of them, severally, our true and lawful attorneys in fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, a Registration Statement on Form S-3, any amendment thereto (includ-ing post-effective amendments), and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 (the "Securities Act"), for the purpose of registering under the Securities Act of 1933 shares of the Company's Common Stock, par value $.10 per share, to be sold by certain stockholders of the Company, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.

         DATED this 19th day of September, 1996.


AUBREY K. MCCLENDON               TOM L. WARD
Aubrey K. McClendon, Chairman     Tom L. Ward, President and
of the Board and Chief            Director
Executive Officer (Principal
Executive Officer)

MARCUS C. ROWLAND                 RONALD A. LEFAIVE
Marcus C. Rowland, Vice           Ronald A. Lefaive, Controller
President - Finance and Chief     (Principal Accounting Officer)
Financial Officer (Principal
Financial Officer)

                                  BREENE M. KERR
E. F. Heizer, Jr., Director       Breene M. Kerr, Director

SHANNON SELF                      FREDERICK B. WHITTEMORE
Shannon Self, Director            Frederick B. Whittemore, Director

WALTER C. WILSON
Walter C. Wilson, Director